EXHIBIT 11a


                          AMERITECH CORPORATION
                 COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                            Three Months Ended
                                                  March 31
                                               -------------
                                          1996              1995
                                          ----              ----
Net Income                           $478,345,000      $578,919,000
                                     ============      ============


Weighted average number of
shares outstanding                    554,751,737       552,269,194

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                           4,469,576         2,024,911
                                     ------------      ------------

Weighted average shares outstanding
on which primary earnings per share
are based                             559,221,313       554,294,105

Primary earnings per share                  $0.86             $1.04
                                     ============      ============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph
14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.


                                                          EXHIBIT 11b


                          AMERITECH CORPORATION
               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                            Three Months Ended
                                                March 31
                                              -------------
                                          1996              1995
                                          ----              ----
Net Income                           $478,345,000      $578,919,000
                                     ============      ============


Weighted average number of
shares outstanding                    554,751,737       552,269,194

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                           4,469,576         2,024,911
                                     ------------      ------------

Weighted average shares outstanding
on which fully diluted earnings
per share are based                   559,221,313       554,294,105



Fully diluted earnings per share            $0.86             $1.04
                                     ============      ============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph
14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.


                                                          EXHIBIT 11d


                             AMERITECH CORPORATION
              COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                       1995           1994           1993
                                       ----           ----           ----
Net income (loss) after
extraordinary item               $2,007,635,000 ($1,063,613,000) $1,512,798,000
                                 ==============  ==============  ==============

Weighted average number of
shares outstanding                  553,621,693     549,238,304    544,076,354

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                         4,997,613       1,606,099       1,503,542


Weighted average shares outstanding
on which fully diluted earnings
per share are based                 558,619,306     550,844,403    545,579,896

Fully diluted earnings (loss)
per share                                 $3.59          ($1.93)         $2.77



This calculation is submitted in accordance with Regulation S-K, Item 601
(b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.


Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.

                                                          EXHIBIT 11d


                             AMERITECH CORPORATION
              COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                       1995           1994           1993
                                       ----           ----           ----
Income before extraordinary item $2,007,635,000 $1,170,426,000  $1,512,798,000
                                 ============== ==============  ==============

Weighted average number of
shares outstanding                  553,621,693     549,238,304    544,076,354

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                         4,997,613       1,606,099      1,503,542


Weighted average shares outstanding
on which fully diluted earnings
per share are based                 558,619,306     550,844,403    545,579,896

Fully diluted earnings per share          $3.59           $2.12          $2.77
                                 ==============  ============== ==============


This  calculation  is submitted in accordance with Regulation  S-K,  Item  601
(b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent. Accordingly, reported EPS does not consider dilutive securities.


Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.

                                                          EXHIBIT 11c


                             AMERITECH CORPORATION
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                       1995           1994           1993
                                       ----           ----           ----
Net income (loss) after
extraordinary item               $2,007,635,000 ($1,063,613,000) $1,512,798,000
                                 ==============  ==============  ==============

Weighted average number of
shares outstanding                  553,621,693     549,238,304    544,076,354

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                         2,864,174       1,518,175      1,503,542


Weighted average shares outstanding
on which primary earnings per share
are based                           556,485,867     550,756,479    545,579,896

Primary earnings (loss) per share         $3.61          ($1.93)         $2.77
                                 ==============  ============== ==============


This calculation is submitted in accordance with Regulation S-K, Item 601
(b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.


Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.

                                                          EXHIBIT 11c


                             AMERITECH CORPORATION
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                       1995           1994           1993
                                       ----           ----           ----
Income before extraordinary item $2,007,635,000 $1,170,426,000 $1,512,798,000
                                 ============== ============== ==============

Weighted average number of
shares outstanding                  553,621,693    549,238,304    544,076,354

Additional dilutive effect of
outstanding options (as determined
by the application of the treasury
stock method)                         2,864,174      1,518,175      1,503,542


Weighted average shares outstanding
on which primary earnings per share
are based                           556,485,867    550,756,479    545,579,896

Primary earnings per share                $3.61            2.13         $2.77
                                 ============== ============== ==============


This calculation is submitted in accordance with Regulation S-K, Item 601
(b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent. Accordingly, reported EPS does not consider dilutive securities.


Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.